UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14-A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Materials Pursuant to §240.14a-12

BOOZ ALLEN HAMILTON HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This proxy statement supplement, dated July 12, 2023 (this “Supplement”), has been filed solely to (i) file the additional soliciting material (the “Soliciting Material”) set forth below that Booz Allen Hamilton Holding Corporation (the “Company”) sent to the Company’s employee stockholders and (ii) clarify the disclosure set forth in the Company’s definitive proxy statement (the “Proxy Statement”), as filed with the U.S. Securities and Exchange Commission on June 15, 2023, under the heading “Important Information about Annual Meeting and Proxy Procedures—What is the vote required for each proposal?” relating to the vote required for proposals 2, 3 and 6 to be acted on at the 2023 Annual Meeting of Stockholders of the Company to be held on July 26, 2023 and any adjournment or postponement thereof (the “Supplemental Disclosure”). The Supplemental Disclosure updates the Proxy Statement and both the Soliciting Material and the Supplemental Disclosure should be read in conjunction with Proxy Statement.
Neither the Soliciting Material nor the Supplemental Disclosure change the proposals to be acted on at the 2023 Annual Meeting of Stockholders of the Company or the recommendation of the Board of Directors of the Company with respect to any proposals. Except as specifically supplemented by the information contained in the Supplemental Disclosure, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized terms used in this Supplement and not otherwise defined herein have the meaning given to them in the Proxy Statement.

EMPLOYEE STOCKHOLDER SOLICITING MATERIALS

Commencing on July 12, 2023, the Company sent the following to the employees of the Company that participate in the Company’s Employee Stock Purchase Plan, Principals and Senior Associates of the Company, and those Lead Associates and Associates of the Company that hold shares of Company common stock.
Colleagues,
Booz Allen Hamilton Holding Corporation will have its 2023 Annual Meeting of Stockholders on Wednesday, July 26 at 8:00 am ET. This will be a virtual meeting only.
Booz Allen employee stockholders as of June 5, 2023 are eligible to vote on the seven items noted in our proxy statement this year. If you held Booz Allen stock as of that date, you should have received instructions via mail or email on how to cast your vote. If you have not received this information, contact Susanna Patton in the Office of the Corporate Secretary.
The seven items are:
•Election of eleven directors;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024;
•A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement;
•A non-binding advisory vote by stockholders on the frequency of future “say-on-pay” votes;
•Approval of the adoption of the Seventh Amended and Restated Certificate of Incorporation to, among other things, limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law;
•Approval of the 2023 Equity Incentive Plan; and
•Consideration of any other business that may properly be brought before the Annual Meeting.
These items will be briefly addressed at the Annual Meeting. To participate, visit virtualshareholdermeeting.com/BAH2023. You will need the control number located on your proxy card or within the instructions that accompanied your proxy materials. Online check-in will begin at 7:45 am ET.
Other options for voting, including by mail, telephone, or electronically at www.proxyvote.com, are described in the proxy materials. Note, only shares of common stock owned as of June 5, 2023 have the right to vote. Unvested restricted stock units do not carry voting rights. I encourage you to vote any time between now and the Annual Meeting.
Horacio
Commencing on July 12, 2023, the Company sent the following to the Partners, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company.
Colleagues,
Booz Allen Hamilton Holding Corporation will have its 2023 Annual Meeting of Stockholders on Wednesday, July 26 at 8:00 am ET. This will be a virtual meeting only.
Booz Allen stockholders as of June 5, 2023 are eligible to vote on the seven items noted in our proxy statement this year. If you held Booz Allen stock as of that date, you should have received instructions via mail or email on how to cast your vote. If you have not received this information, contact Susanna Patton in the Office of the Corporate Secretary.

The seven items are:
•Election of eleven directors;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024;
•A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement;
•A non-binding advisory vote by stockholders on the frequency of future “say-on-pay” votes;
•Approval of the adoption of the Seventh Amended and Restated Certificate of Incorporation to, among other things, limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law;
•Approval of the 2023 Equity Incentive Plan; and
•Consideration of any other business that may properly be brought before the Annual Meeting.
These items will be briefly addressed at the Annual Meeting. To participate, visit virtualshareholdermeeting.com/BAH2023. You will need the control number located on your proxy card or within the instructions that accompanied your proxy materials. Online check-in will begin at 7:45 am ET.
Other options for voting, including by mail, telephone, or electronically at www.proxyvote.com, are described in the proxy materials. Note, only shares of common stock owned as of June 5, 2023 have the right to vote. Stock options and unvested restricted stock units do not carry voting rights. I encourage you to vote any time between now and the Annual Meeting.
Horacio

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES

The answer under the heading “Important Information about Annual Meeting and Proxy Procedures—What is the vote required for each proposal?” on page 83 of the Proxy Statement is amended and restated to read as follows:
For proposal 1, each of the directors shall be elected by a majority of the votes validly cast at the Annual Meeting. For proposals 2, 3, and 6, approval of the proposal requires the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting on the subject matter in question represented either in person or by proxy at the Annual Meeting. For proposal 4, approval of any option requires the affirmative vote of a plurality of the shares entitled to vote at the Annual Meeting represented either in person or by proxy at the Annual Meeting. For proposal 5, approval requires the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock entitled to vote.